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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

         We have issued our report dated July 26, 2000 accompanying the consolidated financial statements and schedule of Lifecore Biomedical, Inc. and subsidiaries included in the annual report on Form 10-K for the fiscal year ended June 30, 2000 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report, and to the use of our name as it appears under the caption "Experts."



                                                     /s/ GRANT THORNTON LLP


Minneapolis, Minnesota
April 5, 2001